QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

CONSENT OF EVERCORE GROUP L.L.C.

February 5, 2018

The Conflicts Committee of the Board of Directors of
Archrock GP LLC, the general partner of
Archrock General Partner, L.P., the general partner of
Archrock Partners, L.P.
9807 Katy Freeway, Suite 100
Houston, Texas 77024

Members of the Conflicts Committee:

        We hereby consent to (i) the inclusion of our opinion letter, dated January 1, 2018, to the Conflicts Committee of the Board of Directors of Archrock GP LLC as Annex C to the joint proxy statement/prospectus included in the initially filed Registration Statement on Form S-4 of Archrock, Inc., a Delaware corporation ("AROC") filed on February 5, 2018 (the "Registration Statement") relating to the proposed merger of a wholly-owned subsidiary of AROC with and into Archrock Partners, L.P., a Delaware limited partnership, and (ii) all references to Evercore Group L.L.C. in the sections captioned "Summary—Opinion of the Financial Advisor to the APLP Conflicts Committee", "The Merger—Background of the Merger", "The Merger—Unaudited Projected Financial Information", "The Merger—Opinion of the Financial Advisor to the APLP Conflicts Committee", and "Part II. Information Not Required in Prospectus—Item 21. Exhibits and Financial Statement Schedules" of the joint proxy statement/prospectus which forms a part of the Registration Statement.

        Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above—mentioned version of the Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to in whole or in part in any registration statement (including any subsequent amendments to the above—mentioned Registration Statement), joint proxy statement/prospectus or any other document, except in accordance with our prior written consent. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Very truly yours,
EVERCORE GROUP L.L.C.
By:	/s/ RAYMOND B. STRONG
Name:	Raymond B. Strong
Title:	Senior Managing Director

QuickLinks

  Exhibit 99.1
CONSENT OF EVERCORE GROUP L.L.C.